STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT is made as of the ____ of September, 2004, by and between Small World Kids, Inc. (the "Company"), a corporation organized under the laws of the State of Nevada, with its principal offices at 5711 Buckingham Parkway, Culver City, California 90230, and Wire Mill Partners III, LLC, a Delaware limited liability company with an address of P.O. Box 214, Pipersville, PA 18947 (the "Purchaser").

                  IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser hereby agree as follows:

                  SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company may issue and sell to the Purchaser and the Purchaser shall purchase from the Company up to 10,100,000 shares of the Company's common stock (the "Shares"), par value $.001 per share (the "Common Stock"). The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Shares which may be issued pursuant to the terms of this Agreement.

                  SECTION 2.          Agreement to Purchase the Shares.

                  2.1 Schedule 2.1 attached hereto defines two (2) tranches of Shares that the Purchaser has agreed to purchase from the Company (each, a "Tranche") and, with respect to each Tranche, sets forth the number of Shares constituting such Tranche (the "Tranche Shares") and the purchase price per share for the Tranche Shares in such Tranche (the "Tranche Purchase Price").

                  2.2 The Company may, in its sole discretion, elect to sell the Tranche Shares of any Tranche to the Purchaser at any time after the date on which the Registration Statement (as defined in Section 7.1) of the Company covering the Shares is declared effective (the "Effective Date"); provided, however, (i) the Company must elect to sell all of the Tranche Shares included in a Tranche if it elects to sell any of the Tranche Shares in such Tranche; and
(ii) the Company must elect to sell the Tranche Shares in the order that the Tranches are listed on Schedule 2.1. For purposes of this Section 2.2, each Tranche shall include each corresponding "Tranche" as defined in the Other Purchaser Agreement (as hereinafter defined); accordingly, (A) any election or requirement of the Company to sell any Tranche hereunder shall automatically, and without any further action by any party, be deemed to be the requirement or election of the Company to sell the corresponding Tranche under the Other Purchaser Agreement, and (B) any election or requirement of the Company to sell any Tranche under the Other Purchaser Agreement shall automatically be deemed to be the requirement or election of the Company to sell the corresponding Tranche under this Agreement and the Other Purchaser Agreement. Notwithstanding the foregoing, the Company agrees to sell to the Purchaser Tranche 1 (as identified in Schedule 2.1 hereto) following the Effective Date. To effect its election to sell Shares, the Company must give written notice thereof (an "Election Notice") to the Purchaser. The Election Notice shall specify the Tranche with respect to which the election is being made and the date on which the closing of the sale and purchase of the Tranche Shares shall occur; provided, such date shall be a business day and shall not be earlier than ten Business Days after the date such Election Notice is given to the Purchaser. An Election Notice shall be irrevocable except as provided in Section 3.5. Notwithstanding any provision


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herein to the contrary, the Company may not elect to sell the Tranche Shares of any Tranche to the Purchaser, if the aggregate number of shares of Common Stock beneficially owned by the Purchaser and its affiliates following the purchase of the Tranche Shares would result in beneficial ownership of more than 9.9% of the Company's then outstanding shares of Common Stock. Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended. For purposes hereof, "Other Purchaser Agreement" shall mean the following agreement the Stock Purchase Agreement, dated as of the date hereof, between the Company, Pewter Hill Partners, LLC and Infinium Investment Partners, LLC.

                  SECTION 3.          Closing of the Purchase of the Shares.

                  3.1 Subject to the satisfaction or waiver of the conditions precedent set forth in Sections 3.2 and 3.3, the closing of a purchase of Tranche Shares by the Purchaser pursuant to this Agreement (each, a "Closing") shall occur at 10:00 a.m. on the date specified in the Election Notice delivered by the Company with respect to such Tranche Shares (the time and date of the Closing of a particular Tranche is referred to herein as the "Tranche Closing Date"). The Closing shall occur at such place as the parties may mutually agree.

                  3.2 The obligation of the Purchaser to purchase Tranche Shares at a Closing shall be subject to the satisfaction of the following conditions, or the waiver of such conditions by the Purchaser, at or prior to the applicable Tranche Closing Date:

                  (a) the representations and warranties of the Company set forth in Section 4 of this Agreement shall be true and correct with the same force and effect as though expressly made on and as of such Tranche Closing Date, except for representations or warranties made as of a particular date which representations and warranties shall be true and correct as of such date;

                  (b) the Company shall have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Tranche Closing Date;

                  (c) the Company shall have delivered to the Purchaser a certificate executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the applicable Tranche Closing Date, to the effect that the conditions in clauses (a) and (b) have been satisfied;

                  (d) between the Effective Date and the applicable Closing Date, there shall not have occurred any material adverse effect on, or material adverse change in, or a group of such effects on or changes that together are materially adverse in, the business, operations, financial condition, results of operations, prospects, assets or liabilities on the Company or its subsidiary;



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                  (e) the Registration Statement shall have been declared
effective and shall not have been withdrawn, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for the suspension of the effectiveness of the Registration Statement shall have been instituted or threatened by the Securities and Exchange Commission (the "Commission");

                  (f) a Blackout Event shall not be in effect at either the date of the relevant Election Notice or the date of the closing of such Tranche.

                  3.3 The obligation of the Company to sell Tranche Shares at a Closing shall be subject to the satisfaction of the following conditions, or the waiver of such conditions by the Company, at or prior to the applicable Tranche Closing Date:

                  (a) the representations and warranties of the Purchaser set forth in Section 5 of this Agreement shall be true and correct with the same force and effect as though expressly made on and as of such Tranche Closing Date, except for representations or warranties made as of a particular date which representations and warranties shall be true and correct as of such date;

                  (b) the Purchaser shall have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Tranche Closing Date;

                  (c) the Purchaser shall have delivered to the Company a certificate executed by a duly authorized officer of the Purchaser, dated the applicable Tranche Closing Date, to the effect that the conditions in clauses
(a) and (b) have been satisfied; and

                  (d) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for the suspension of the effectiveness of the Registration Statement shall have been instituted or threatened by the Commission.

         3.4 At each Closing, (i) each of the Company and the Purchaser shall deliver to the other, as applicable, any documents required to be delivered by Sections 3.2 or 3.3 which have not been delivered prior to such Closing, (ii) the Purchaser shall pay to the Company, by wire transfer of immediately available funds to an account designated in writing by the Company at or prior to the Closing, the applicable Tranche Purchase Price for the Tranche Shares being purchased at the Closing, and (iii) the Company shall deliver to the Purchaser a stock certificate representing the Tranche Shares being purchased or shall cause the Tranche Shares being purchased to be electronically transferred to the Purchaser.

         3.5 If a Closing does not occur on a proposed Tranche Closing Date because the conditions specified in Sections 3.3 and 3.4 were not satisfied at the time of the applicable proposed Tranche Closing Date, the Election Notice with respect to the Tranche or Tranches proposed to be sold on such proposed Tranche Closing Date shall automatically be revoked; provided, however, such revocation shall not impair the right of the Company to give another Election Notice with respect to the Tranche or Tranches covered by the revoked Election Notice or to compel the Purchaser to purchase any Tranche Shares included in such Tranche or Tranches on a subsequent Tranche Closing Date on which the conditions specified in Section 3.2 are satisfied.



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

                  SECTION 4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

                  4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where the failure to so qualify would not individually or in the aggregate have a material adverse effect on the financial condition, results of operations, properties or business of the Company taken as a whole.

                  4.2 Subsidiaries. As of the date hereof, the Company does not have any subsidiaries other than Small World Toys, Inc., a California corporation. As used in this Section 4 other than Section 4.10, the term "the Company" shall include such subsidiary.

                  4.3 Authorized and Outstanding Capital Stock. As of the date hereof, the Company has authorized 105,000,000 shares of capital stock, consisting of (i) 100,000,000 shares of Common Stock, of which 52,470,750 shares are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of preferred stock, $.001 par value per share, none of which are issued or outstanding as of the date of this Agreement. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase any capital stock of the Company or any equity or debt securities convertible into or exchangeable or exercisable for capital stock of the Company.

                  4.4 Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

                  4.5 Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. Assuming


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

the valid execution hereof by the Purchaser, this Agreement will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be legally unenforceable.

                  4.6 No Actions. Except as disclosed to the Purchaser, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened to which the Company is or may be a party which seeks to prevent or restrain the transactions contemplated by this Agreement or to recover damages as a result of the consummation of such transactions.

                  4.7 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

                  4.8 Conflicting Registration Rights. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement) to request or require the Company to register the sale of any shares owned by such stockholder under the Securities Act of 1933, as amended (the "Securities Act"), on the Registration Statement, except for holders of shares of Common Stock entitled to be included in the Registration Statement pursuant to Section 7.1(a).

                  4.9 Brokers. Except for a five percent (5%) placement fee payable to First Securities USA, Inc., there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

                  4.10 Books and Records. The books, records and accounts of Small World Toys, Inc. and, since May 20, 2004, the books, records and accounts of the Company, accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, Small World Toys, Inc. and the Company, all to the extent required by generally accepted accounting principles. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.



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                4.11     Legal Compliance.


         (a) The Company is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. The Company is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

         (b) Each of the Company, its directors and its senior financial officers has consulted with the Company's independent auditors and with the Company's outside counsel with respect to, and (to the extent applicable to the Company) is familiar in all material respects with all of the requirements of, Sarbanes-Oxley Act of 2002 and the rules and regulations adopted pursuant thereto (collectively, "SOX"). The Company is in compliance with the provisions of such act applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of the Company's independent auditors and outside counsel, respectively, to ensure the Company's future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all provisions of such act which shall become applicable thereto after the date hereof.

                  4.12 Limitations. The Company acknowledges and agrees that the obligations of the Purchaser under this Agreement are solely the obligations of the Purchaser and are not the obligations of any member, director, manager, officer, employee or agent of the Purchaser or any person or entity directly or indirectly controlling the Purchaser. The Company, on its own behalf and on behalf of any of its successors and assigns, hereby (i) waives any claim, suit, action or proceeding against any member, director, manager, officer, employee or agent of the Purchaser, or any person or entity directly or indirectly controlling the Purchaser ("Debtor Related Parties"), arising under or in connection with this Agreement, or the obligations of Purchaser under this Agreement, and (ii) agrees to refrain from bringing any claim, suit, action or proceeding against any Debtor Related Parties arising under or in connection with this Agreement, or the obligations of the Purchaser under this Agreement. Notwithstanding any other provision of this Agreement, the Company waives any claim against the Purchaser arising from a default or reach of this Agreement for any monetary damages in excess of the amounts the Purchaser is entitled to pursuant to Section 2 hereof.

                  4.13 Sole Representations and Warranties. Except for the representations and warranties contained in this Section 4, the Company makes no representation or warranty to the Purchaser, express or implied, in connection with the transactions contemplated by this Agreement.

                  SECTION 5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:



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                  5.1 Organization and Qualification. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

                  5.2 Due Execution, Delivery and Performance of the Agreements. The Purchaser has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Purchaser. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Purchaser pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby. Assuming the valid execution hereof by the Company, this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 7.3 hereof may be legally unenforceable.

                  5.3 No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Purchaser's knowledge, threatened to which the Purchaser is or may be a party which seeks to prevent or restrain the transactions contemplated by this Agreement or to recover damages as a result of the consummation of such transactions. The Purchaser has not been and is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission.

                  5.4 Nature of Purchaser. The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, and each equity investor in the Purchaser is an accredited investor as so defined. The Purchaser is not a "dealer" within the meaning of the Securities Act or a "broker" or "dealer" within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act").



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                  5.5 Access to Information. The Purchaser has requested,
received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares.

                  5.5 Investment Intent. The Purchaser is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or entering into any arrangement or understanding with any other person regarding the distribution of such Shares (it being understood that the foregoing does not limit the Purchaser's right to sell Shares pursuant to the Registration Statement).

                  5.6 Sole Representations and Warranties. Except for the representations and warranties contained in this Section 5, the Purchaser makes no representation or warranty to the Company, express or implied, in connection with the transactions contemplated by this Agreement.

                  SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

                  SECTION 7.          Covenants.

                  7.1      Registration Procedures and Expenses.

                  (a) As soon as practicable, but in any event no later than forty-five (45) days following the date of this Agreement, the Company shall prepare and file with the Commission a registration statement on Form SB-2 or other applicable form as determined by the Company (the "Registration Statement") for the purpose of registering the sale of the Shares by the Purchaser from time to time on the facilities of any securities exchange or trading system on which the Common Stock is then traded or in privately-negotiated transactions, which Registration Statement shall contain all material non-public information disclosed to the Purchaser by the Company in connection with the issuance and sale of the Shares. For purposes of this
Section 7.1, the term "Shares" shall include any other securities of the Company issued in exchange for the Shares, as a dividend on the Shares or in connection with a stock split or other reorganization transaction affecting the Shares. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable, and in any event by the date 150 days following the date of the filing thereof with the Commission. The Company may include in the Registration Statement (i) shares of Common Stock held by Pewter Hill Partners, LLC; (ii) shares of Common Stock held by Infinium Investment Partners, LLC; and (iii) the shares of Common Stock held by other holders of Common Stock as set forth on Schedule 7.1(a), in each case such shares subject to a lock-up agreement with the Company.

                  (b) The Company shall prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement


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

effective until the earliest date, after the date on which all of the Shares have been purchased pursuant to this Agreement or the obligation of the Purchaser to purchase the Shares pursuant to this Agreement has been terminated, on which (i) all the Shares have been disposed of pursuant to the Registration Statement, (ii) all of the Shares then held by the Purchaser may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or (iii) the Company has determined that all Shares then held by the Purchaser may be sold without restriction under the Securities Act and has removed any stop transfer instructions relating to such Shares and offered to cause to be removed any restrictive legends on the certificates, if any representing such Shares (the period between the Effective Date and the earliest of such dates is referred to herein as the "Registration Period"). At any time after the end of the Registration Period, the Company may withdraw the Registration Statement and its obligations under this Section 7 (other than its obligations under Section 7.3) shall automatically terminate.

                  (c) The Purchaser agrees to comply with all federal and state securities laws (including SOX) and the rules and regulations promulgated thereunder in connection with any sale by it of the Shares, whether or not such sale is pursuant to the Registration Statement. In connection with the sale of any Shares pursuant to the Registration Statement, but without limiting the generality of the foregoing sentence, the Purchaser shall (i) comply with the provisions of Regulation M promulgated under the Exchange Act, and (ii) deliver to the purchaser of Shares the prospectus forming a part of the Registration Statement and all relevant supplements thereto which have been provided by the Company to the Purchaser on or prior to the applicable delivery date.

                  (d) The Company shall not be obligated to prepare and file a post-effective amendment or supplement to the Registration Statement or the prospectus constituting a part thereof during the continuance of a Blackout Event. A "Blackout Event" means any of the following: (a) the possession by the Company of material information that is not ripe for disclosure in a registration statement or prospectus, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in the Registration Statement or the prospectus constituting a part thereof would be detrimental to the business and affairs of the Company; or
(b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement or prospectus at such time.

                  (e) At least ten (10) days prior to the filing with the Commission of the Registration Statement (or any amendment thereto) or the prospectus forming a part thereof (or any supplement thereto), the Company shall provide draft copies thereof to the Purchaser and shall consider incorporating into such documents such comments as the Purchaser (and its counsel) may propose to be incorporated therein. Notwithstanding the foregoing, no prospectus supplement, the form of which has previously been provided to the Purchaser, need be delivered in draft form to the Purchaser.

                  (f) The Company shall promptly notify the Purchaser upon the occurrence of any of the following events in respect of the Registration Statement or the prospectus forming a part thereof: (i) receipt of any request


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

for additional information from the Commission or any other federal or state governmental authority during the Registration Period, the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (g) The Company shall furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser pursuant to the Registration Statement.

                  (h) The Company shall file or cause to be filed such documents as are required to be filed by the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

                  (i) With a view to making available to the Purchaser the benefits of Rule 144, the Company agrees, throughout the Registration Period and so long as the Purchaser owns Shares purchased pursuant to this Agreement, to:

                           (i) comply with the provisions of paragraph (c)(1) of
Rule 144; and

                           (ii) file with the Commission in a timely manner all
reports and other documents required to be filed by the Company pursuant to
Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of the Purchaser, make available other information as required by, and so long as necessary to permit sales of its Shares pursuant to, Rule 144.

                  (j) The Company shall bear all expenses incurred by it in connection with the procedures in paragraphs (a) through (i) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement. The Company shall not be responsible for any expenses incurred by the Purchaser in connection with its sale of the Shares or its participation in the procedures in paragraphs (a) through (i) of this Section 7.1 including, without limitation, any fees and expenses of counsel or other advisers to the Purchaser and any underwriting discounts, brokerage fees and commissions incurred by the Purchaser.

                  (k) Throughout the Registration Period, the Company agrees to retain the services of an investor relations firm with sufficient skill and experience necessary to assist the Company in effectively communicating to the financial markets.



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                  7.2      Covenants of the Purchaser.

                  (a) The Purchaser acknowledges and understands that the Shares are "restricted securities" as defined in Rule 144. The Purchaser hereby agrees not to offer or sell (as such terms are defined in the Securities Act and the rules and regulations promulgated thereunder) any Shares unless such offer or sale is made (a) pursuant to an effective registration of the Shares under the Securities Act, or (b) pursuant to an available exemption from the registration requirements of the Securities Act. The Purchaser agrees that it will not engage in hedging transactions with regard to the Shares other than in compliance with the Securities Act. A proposed transfer shall be deemed to comply with this
Section 7.2(a) if the Purchaser delivers to the Company a legal opinion in form and substance satisfactory to the Purchaser from counsel satisfactory to the Purchaser to the effect that such transfer complies with this Section 7.2(a).

                  (b) If at any time or from time to time after the Effective Date, the Company notifies the Purchaser in writing that the Registration Statement or the prospectus forming a part thereof (taking into account any prior amendments or supplements thereto) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Purchaser shall not offer or sell any Shares or engage in any other transaction involving or relating to the Shares (other than purchases of Shares pursuant to this Agreement), from the time of the giving of notice with respect to such untrue statement or omission until the Purchaser receives written notice from the Company that such untrue statement or omission no longer exists or has been corrected or disclosed in an effective post-effective amendment to the Registration Statement or a valid prospectus supplement to the prospectus forming a part thereof.

                  (c) In connection with the sale of any Shares pursuant to the Registration Statement, the Purchaser shall deliver to the purchaser thereof the prospectus forming a part of the Registration Statement and all relevant supplements thereto which have been provided by the Company to the Purchaser on or prior to the applicable delivery date, all in accordance with the requirements of the Securities Act and the rules and regulations promulgated thereunder and any applicable blue sky laws.

                  (d) The Company may refuse to register (or permit its transfer agent to register) any transfer of any Shares not made in accordance with this
Section 7.2 and for such purpose may place stop order instructions with its transfer agent with respect to the Shares.

                  (e) The Purchaser will cooperate with the Company in all respects in connection with the performance by the Company of its obligations under Section 7.1, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Purchaser, and any person who beneficially owns Shares held by the Purchaser within the meaning of Rule 13d-3 promulgated under the Exchange Act, and the proposed manner of sale of the Shares required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Shares. The Purchaser hereby consents to be named as an underwriter in the Registration Statement, if applicable, in accordance with current Commission policy and, if necessary, to join in the request of the Company for the acceleration of the effectiveness of the Registration Statement.

                  7.3      Indemnification. For the purpose of this Section 7.3:

                  (i) the term "Purchaser Affiliate" shall mean any person who controls the Purchaser within the meaning of
                           Section 15 of the Securities Act or Section 20 of the Exchange Act; and

                  (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

                  (a) The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or such Purchaser Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, as amended as of the Effective Date, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 promulgated under the Securities Act, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement as of the Effective Date a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any post-effective amendment or supplement thereto, or in the Prospectus or any amendment or supplement thereto, not misleading, in each case in the light of the circumstances under which the statements contained therein were made, or (iii) any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder, and will reimburse the Purchaser and each such Purchaser Affiliate for any legal and other expenses as such expenses which are reasonably incurred by the Purchaser or such Purchaser Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, or (ii) the failure of the Purchaser to comply with the covenants and agreements contained in Section 7.2 hereof respecting the sale of the Shares, or (iii) the inaccuracy of any representations made by the Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected or disclosed in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

                  (b) The Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 7.2 hereof respecting the sale of the Shares, (ii) the inaccuracy of any representation made by the Purchaser herein, or (iii) any (x) untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or (y) omission or alleged omission to state in the Registration Statement, the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto, or in the Prospectus or any amendment or supplement thereto, not misleading, in each case in the light of the circumstances under which they were made; provided, that the Purchaser's indemnification obligation under this clause (iii) shall apply to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                  (c) Promptly after receipt by an indemnified party under this
Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; provided, the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution (except as provided in paragraph (d)) or otherwise than under the indemnity agreement contained in this Section 7.3 or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a) or (b) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein (subject to the limitation of paragraph (c) of this Section 7.3), then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of the Common Stock contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Shares purchased by the Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or inaccuracy. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section
7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this
Section 7.3 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  7.4 Information Available. So long as the Registration Statement is effective covering the resale of Shares then still owned by the Purchaser, the Company will furnish to the Purchaser:

                  (a) as soon as practicable after available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a firm of certified public accountants), (ii) upon written request, its Annual Report on Form 10-KSB, (iii) upon written request, its Quarterly Reports on Form 10-QSB, (iv) upon written request, its Current Reports on Form 8-K, and
(v) a full copy of the Registration Statement (the foregoing, in each case, excluding exhibits); and

                  (b) upon the written request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(v) of this Section 7.4.

                  SECTION 8.          Termination.

                  8.1. Termination by Purchaser. The Purchaser may terminate its obligation under Section 2 and 3 of this Agreement upon ten (10) days written notice to the Company at any time after the earlier of (i) twelve months after the Effective Date; (ii) two (2) years after the date of this Agreement; or
(iii) following the occurrence of one or more of the following:

                  (a) the Company shall default in any material respect in the performance of any covenant or agreement under this Agreement, which default shall continue for more than fifteen business days following written notice thereof from the Purchaser;

                  (b) the representations and warranties of the Company set forth in Section 4 of this Agreement not being true and correct in all material respects as of the date of this Agreement, except for the representations and warranties made as of a particular date which representations and warranties need be true and correct only as of such date;

                  (c) the Company merging or consolidating with another entity where the stockholders of the Company do not immediately after such transaction own a majority of the outstanding common stock of the surviving corporation, selling all or substantially all of its assets, or entering into any agreement to effect any of the foregoing without the consent of the Purchaser;

                  (d) except pursuant to this Agreement and other agreements of like tenor to this Agreement entered into concurrently herewith, the Company issues, or agrees to issue: (i) shares of Common Stock at a purchase price less than highest Tranche Purchase Price or (ii) options, warrants or convertible securities with an exercise or conversion price less than highest Tranche Purchase Price, except for options granted to employees, consultants, officers or directors of the Company; or

                  (e) the Company declares or pays any dividend or distribution to its shareholders, or purchases or redeems any capital stock.

                  8.2. Termination by Company. The Company may terminate this Agreement at any time by providing ten days written notice to the Purchaser.

                  SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

                  (a) if to the Company, to:


                                    with a copy to:

                                    Loeb & Loeb LLP
                                    10100 Santa Monica Boulevard, Suite 2200
                                    Los Angeles, California 90067-4164
                                    Phone:           310.282.2000
                                    Facsimile:       310.282.2200
                                    Attn.:  David L. Ficksman, Esq.

                        or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

                  (b) if to the Purchaser, to:

                                    Wire Mill Partners III, LLC
                                     P.O. Box 214
                                     Pipersville, PA 18947
                                     Phone: 212.371.5500
                                     Facsimile: 212.209.3050
                                     Attn:  Lawrence J. Brown, Manager

                                    With a copy to:

                                    Nixon Peabody LLP
                                    P.O. Box 31051
                                    Rochester, New York 14603-1051
                                    Phone:           585.263.1000
                                    Facsimile:       585.263.1600
                                    Attn:   Melissa Mahler, Esq.

                           or to such other person at such other place as the Purchaser shall designate to the Company in writing.

                  SECTION 10. Assignment. Neither party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement, and any attempted assignment or delegation of such rights or obligations shall be void. Except as expressly provided in Section 7.3 with respect to Purchaser Affiliates, directors and controlling persons of the Company and officers of the Company who signed the Registration Statement, no person, including without limitation any person who purchases or otherwise acquires or receives any Shares from the Purchaser, is an intended third party beneficiary of this Agreement, and no party to this Agreement shall have any obligation arising under this Agreement to any person other than the other party hereto and, to the extent expressly provided in Section 7.3, Purchaser Affiliates, directors and controlling persons of the Company and officers of the Company who signed the Registration Statement. Notwithstanding any provision herein to the contrary, the Company shall not be prohibited from assigning its rights and obligations herein in connection with a planned merger by the Company into a Nevada corporation for the purpose of changing the Company's domicile.

                  SECTION 11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

                  SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

                  SECTION 13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  SECTION 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflicts of law principles and the federal law of the United States of America.

                  SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                         Small World Kids, Inc.


                         By:
                            ---------------------------------------------------
                         Name:
                         Title:

                         Wire Mill Partners III, LLC


                         By:
                              -------------------------------------------------
                         Name:  Lawrence J. Brown
                         Title:  Manager

                                                                 SCHEDULE 2.1

                           TRANCHES


                   Number of Tranche Shares        Tranche Purchase Price per
Tranche No.           Included in Tranche         Tranche Share (U.S. Dollars)
-----------           -------------------         ----------------------------

     1                     5,100,000                          $0.50
     2                     5,000,000                          $0.75

                                                                SCHEDULE 7.1(A)

                         ADDITIONAL SELLING STOCKHOLDERS

Seller's and Designee's                 Name Percentage Ownership    Number of  Shares
-----------------------                 -------------------------    ------------------

Russell and Debra Fine as Co-Trustees                29.41%            13,509,843
of the Fine Family Trust


SWT Investments, LLC                                 33.75%            15,130,261


Phoenix Capital Opportunity Fund, LP                 15.00%            6,724,560


David Marshall, Inc.                                 21.08%            9,612,858


David L. Ficksman and Maxine B. Ficksman,   .75%                       336,228
Co-Trustees of the Ficksman Family Trust

Shares, warrant shares, and note conversion shares issued pursuant to any bridge financing
